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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Nova Oil, Inc.:

We consent to the incorporation by reference in Nova Energy Holding, Inc.'s Registration Statement on Form S-3 of our report dated February 18, 2006, with respect to the financial statements of Nova Oil, Inc. included in Nova Oil, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 13, 2006.

/s/ DeCoria, Maichel & Teague, P.S. DeCoria, Maichel & Teague, P.S. Spokane, Washington July 30, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM